UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brocade Communications Systems, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition (the “Acquisition”) of Brocade Communications Systems, Inc. (“Brocade”) by Broadcom Limited (“Ultimate Parent”), a limited liability company organized under the laws of the Republic of Singapore, Broadcom Corporation (“Parent”), a California corporation and an indirect subsidiary of Ultimate Parent, and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 2, 2016 by and among Brocade, Ultimate Parent, Parent and Merger Sub:

(i)	Letter to Brocade Employees distributed on November 11, 2016 by Lloyd Carney;

(ii)	Letter to Brocade Employees from Hock Tan distributed on November 11, 2016;

(iii)	Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on November 11, 2016; and

(iv)	Letter to Brocade Partners distributed on November 14, 2016 by Lloyd Carney and Selina Lo.

Items (i)-(iii) listed above were first used or made available on November 11, 2016; and item (iv) listed above was first used or made available on November 14, 2016.

Letter to Brocade Employees distributed on November 11, 2016 by Lloyd Carney

Subject: Acquisition Update Week 1 – Progress on Several Fronts

Brocadians,

In my email last Friday I asked for your ongoing engagement. And, between submitting questions to Internal Communications (188 and counting), voting in our Brocade Central poll (391 so far), attending team meetings and, most importantly, getting on with day-to-day strategies – you have delivered. So let me deliver on my commitment to keep you informed. Here are a few of the key outcomes over the past week:

•	We have been meeting with Broadcom leaders on a daily basis since the announcement. Those conversations continue to be constructive. You’ll understand that I can’t share confidential details, but have no doubt that progress is being made.

•	Broadcom has engaged Barclays Bank to assist with the identification and vetting of potential buyers for the IP Networking business. In fact, next week we have several meetings with potential strategic and financial buyers to look at acquiring the entire IP portfolio. Strategic buyers are other companies in the IT equipment/hardware business, and financial buyers are generally private equity firms.

•	To be clear, our priority over the next several weeks is to identify a buyer for the entire IP Networking business. We intend to work with Broadcom to exhaust all opportunities before considering other divestiture scenarios. We’ll keep you informed through these regular updates.

•	Hock Tan, Broadcom’s CEO, has been very involved and is as vested in a successful outcome as we are. He understands that many of you are still grappling with the impact that the announcement will have on the business at large, and on you personally. At his request, I’d like to share a letter from Hock to all Brocadians so that you know he’s made Brocade a priority.

•	Work has begun to understand the cross-functional needs of each of our businesses – SAN, Network Edge, Software, and Switching/Routing/Analytics - and to detail the resources aligned to each. With our history of cross-functional collaboration, it’s no surprise that many of our resources are tightly shared and interconnected.

•	We know that many of you have questions. Although we don’t yet have all the answers, we’ve updated resources on the Broadcom Announcement Information Center. On the site you’ll find an updated General FAQ including new information about notification and severance guidelines and equity programs, along with a full Immigration FAQ. The Info Center is your ‘go-to’ source for acquisition news.

Finally, I’d like to take a moment to address my earlier comments to you about getting back to ‘business-as-usual,’ and not making any immediate life-changing decisions. I understand that these two themes can feel at odds with the significance of our announcement. But I can’t stress enough how important it is that we move forward and execute our plans in order to maintain the value of our business. I have personally had conversations and emails from many Brocadians who are saddened by last week’s news. There is a sense of loss and grief. This is expected and natural. To help settle some concerns, I remind you that Brocade intends to provide a safety net to employees who do not secure jobs with Broadcom or the IP buyer– a minimum of three months pay. This is addressed in the updated FAQ. I know it is difficult to stay focused, but please remember that we are dependent on each other if we are to secure the best possible outcomes for us all.

We still have months to go as an independent public company. The entire executive team and I are committed to providing you with frequent and consistent information. You can expect weekly updates from me or a member of my direct staff. Further, we will be holding our next All-Hands meeting on Monday, November 21 at 4pm PT where I’ll do my best to answer more of your questions.

Lloyd

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed transaction, Brocade intends to file relevant materials with the SEC, including a proxy statement. Promptly after filing its definitive proxy statement, Brocade will mail the proxy statement to each Brocade stockholder entitled to vote at the special meeting relating to the transaction. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents filed by Brocade with the SEC in connection with the transaction (when they become available), may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Brocade and its directors and officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Letter to Brocade Employees from Hock Tan distributed on November 11, 2016

A Message from Broadcom President and CEO Hock Tan

SUBJECT: An Update for Brocade Employees

I wanted to follow up on last week’s announcement and provide additional context on the plans ahead. Broadcom will continue to sustain and invest in Brocade’s SAN business products and services. When the acquisition is complete, I look forward to the integration of Brocade’s SAN business and believe it will enhance Broadcom’s position as a leading provider of enterprise storage connectivity solutions.

I appreciate that Brocade’s growing IP Networking business has meaningful scale, the right market positioning, a broad set of deep customer relationships, and strong engineering teams.

However, because this business also overlaps with the core business of some of our customers, Broadcom plans to initiate a sale of Brocade’s IP Networking business. I have met with a number of Brocade customers and partners to reassure them that Broadcom intends to find an owner for this business. I am confident that, together with Lloyd and the Brocade leadership team, we will find a great home for the IP Networking Business, one that will best position it for its next phase of growth.

We presently expect to close the acquisition of Brocade in the second half of Broadcom’s fiscal year 2017, subject to customary closing conditions and regulatory approvals in various jurisdictions, as well as the approval of Brocade’s stockholders. Until then, Broadcom and Brocade will continue to operate as independent companies.

Lloyd and I will provide updates on significant developments as they occur. Your patience and support during this process is appreciated.

Regards,

Hock Tan

President and Chief Executive Officer

Broadcom Limited

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Participants in the Solicitation

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which was filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which Brocade refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Brocade’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of Brocade and Broadcom for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Brocade’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to Brocade’s business after completion of the proposed transaction; and (x) other risks described in Brocade’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Brocade does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on November 11, 2016

NEW: Latest Updates – November 11, 2016

People Q&A | Services for employees

Q:	What services are available to help me/my team through this event?

•	We understand the announcement comes as a surprise for employees. Brocade leadership is committed to addressing employee needs and concerns during this transitionary time. In addition to ongoing communication with your line leadership, you are free to leverage all resources available to you – from talent managers and business partners to resources offered by the Learning & Organization Development and Benefit teams. Brocade’s global Employee Assistance Program (EAP) is a valuable resource for coaching and counseling. Information and contact instructions are available online for anonymous and confidential usage by US employees here and for employees in other Geos here.

People Q&A | Equity

Q:	How does Brocade’s agreement to be acquired by Broadcom affect the ESPP?

•	Under the terms of its agreement with Broadcom, Brocade is not able to continue offering participation in the ESPP after the current planned purchase date of December 1, 2016 for current participants. The purchase of Brocade shares under the ESPP that is scheduled for December 1, 2016 will proceed in the normal course and current participants in the ESPP will have their accumulated contributions applied to purchase shares on that date, subject to the normal IRS limitations. Thereafter, no further ESPP contributions will be deducted from your salary, and no further ESPP purchases will be made, pending the outcome of the transaction. The cancellation of ESPP participation in this manner is commonplace in a merger and acquisition scenario.

•	If the transaction does not close, Brocade could evaluate offering a new ESPP in the future.

Q:	Have any changes been made to the ESPP for the purchase period ending December 1, 2016?

Are there any circumstances under which the December 1st purchases would not occur?

•	The announcement of the proposed Broadcom acquisition has no impact on the current ESPP purchase period. The purchase of shares under the ESPP that is scheduled for December 1, 2016 will have their accumulated contributions be applied to purchase shares on that date, subject to the normal IRS limitations.

•	The Company always has the right under the ESPP to cancel the ESPP at any time, regardless of whether an acquisition is pending. If such a cancelation were to occur, the contributions made by employees would be refunded. That being said, we don’t anticipate that the ESPP will be canceled prior to the December 1st purchase date.

Q:	What happens if the transaction closes after June 1, 2017? Will there still be no ESPP purchases after December 1, 2016?

•	Under the terms of its agreement with Broadcom, Brocade is not able to continue offering participation in the ESPP after the current planned purchase date of December 1, 2016. So there will be no ESPP purchases after December 1, 2016, regardless of the specific date that the transaction closes.

Q:	I recently received an “Enroll in your ESPP” notice in my E-Trade account. What does this mean?

•	That E-Trade notice was sent in error. We apologize for any confusion or inconvenience created by that erroneous notice.

Q:	What happens to my vested and unvested Brocade stock and equity awards (RSUs, ESPP, etc.) if I become a Broadcom employee?

•	This is an all-cash transaction and, as such, Brocade shareholders will receive $12.75 for each share of Brocade stock. This includes shares acquired under the Brocade ESPP, shares previously acquired upon vesting of RSUs, and shares acquired upon the exercise of options, in each case, prior to the closing of the transaction.

•	The table below summarizes the general treatment of Brocade RSUs and stock options at the closing of the transaction for Brocade employees who become employees of Broadcom and who do not have employment or other agreements with Brocade that may provide for different equity award treatment. A limited number of Brocade employees are holders of Performance Stock Units (PSUs). Information about the treatment of Brocade PSUs will be provided to them separately.

Equity Type	Vested Status Immediately Prior to Closing	Classification	Treatment

RSUs	Vested	N/A	Cashed out as described below
	Unvested	N/A	• Converted into Broadcom RSUs based on the exchange ratio described below • All other terms and conditions of RSUs to remain the same, including vesting schedules

Options	Vested	In the Money (exercise price per share of less than $12.75)	Cashed out as described below
	Vested	At Money or Underwater (exercise price per share equal to or greater than $12.75)

•    Converted into Broadcom options based on the exchange ratio described below

•    Exercise price of the options will be the original exercise price of the options divided by the exchange ratio described below and rounded up to the nearest whole cent

	Unvested	In the Money
	Unvested	At Money or Underwater	• All other terms and conditions of options to remain the same, including the vesting schedule, form and timing of exercise and expiration date

Exchange Ratio = A fraction equal to the per share merger consideration ($12.75) divided by the volume weighted average price of Broadcom’s stock for the 20 trading days prior to (and excluding) the closing date and rounded down to the nearest whole number of Broadcom shares

Vested RSU Cash Out = A dollar amount equal to the number of shares underlying the RSU award multiplied by $12.75

Option Cash Out = A dollar amount equal to the number of shares underlying the option multiplied by the spread between $12.75 and the option’s exercise price per share

Q:	What happens to my vested and unvested Brocade stock and equity awards (RSUs, ESPP, etc.) if I become an employee of a buyer of the Brocade IP Networking business?

•	This is an all-cash transaction and, as such, Brocade shareholders, including shareholders who are Brocade employees, will receive $12.75 for each share of Brocade stock. This includes shares acquired under the Brocade ESPP, shares previously acquired upon vesting of RSUs, and shares acquired upon the exercise of options, in each case, prior to the closing of the transaction. If the closing of an acquisition of the Brocade IP Networking business occurs before Broadcom’s acquisition of Brocade, then any equity awards held by Brocade employees who become employees of a buyer of the Brocade IP Networking business will be treated as follows:

•	Any vested RSUs and vested in-the-money-stock options held by Brocade employees who become employees of a buyer of the Brocade IP Networking business will be cashed out in the same manner as described in the table above.

•	The treatment of unvested RSUs, vested at-the-money or underwater options and unvested options held by Brocade employees who become employees of a buyer of the Brocade IP Networking business is not known at this time. If the buyer is a company that offers equity awards to its employees, it is possible that Brocade employees who become employees of that company will have their Brocade equity awards assumed and converted in a manner similar to the treatment of Brocade equity awards held by Brocade employees who become employees of Broadcom. However, if the buyer is a company that does not offer equity awards to its employees, the treatment of those Brocade equity awards is uncertain. When we have more information about who the buyer will be and how the buyer plans to address those equity awards, we will update you.

•	If the closing of an acquisition of the Brocade IP Networking business occurs after Broadcom’s acquisition of Brocade, then the equity awards held by Brocade employees who become employees of a buyer of the Brocade IP Networking business will be treated in the same manner as described in the table above.

•	The foregoing summarizes the general treatment of Brocade stock and equity awards for Brocade employees who may become employees of a buyer of the Brocade IP Networking business and who do not have employment or other agreements with Brocade that may provide for different equity award treatment. Information about the treatment of Brocade PSUs held by such employees will be provided to holders of PSUs separately.

Q:	What happens to my vested and unvested Brocade stock and equity awards (RSUs, ESPP, etc.) if I don’t become an employee of Broadcom or an employee of a buyer of the Brocade IP Networking business?

•	This is an all-cash transaction and, as such, Brocade shareholders, including shareholders who are Brocade employees, will receive $12.75 for each share of Brocade stock. This includes shares acquired under the Brocade ESPP, shares previously acquired upon vesting of RSUs, and shares acquired upon the exercise of options, in each case, prior to the closing of the transaction.

•	Vested RSUs and vested in-the-money stock options held at the closing of the acquisition by Brocade employees who do not join either Broadcom or a buyer of the IP Networking business will be cashed out in the same manner as described in the table above.

•	For equity award purposes, Brocade employees who don’t become an employee of Broadcom or an employee of a buyer of the Brocade IP Networking business generally will be treated as having terminated employment with Brocade. As is generally the case whenever a Brocade employee terminates employment, we expect that any unvested RSUs and any unvested options held by these employees will be forfeited. In addition, any vested at-the-money or underwater options held by these employees will be forfeited at the closing of the Broadcom acquisition.

•	The foregoing summarizes the general treatment of Brocade stock and equity awards for Brocade employees who do not become employees of Broadcom or employees of the buyer of the Brocade IP Networking business and who do not have employment or other agreements with Brocade that may provide for different equity award treatment. Information about the treatment of Brocade PSUs held by such employees will be provided to holders of PSUs separately.

Q:	Doesn’t Brocade’s 2009 Stock Plan provide that the vesting of my unvested equity awards will accelerate if I do not become an employee of Broadcom after the closing of the acquisition?

•	Generally, there is no right of accelerated vesting of Brocade equity awards in these circumstances because Broadcom is buying all of the Brocade shares and has agreed to assume and convert the unvested equity granted to all Brocade employees who become Broadcom employees.

Q:	If I become an employee of Broadcom and my employment with Broadcom terminates shortly thereafter, what happens to my assumed unvested equity awards?

•	The termination of your employment with Broadcom generally would have the same effect on your unvested equity awards as a termination of your employment with Brocade would have today. Accordingly, unless you have an employment or other agreement with Broadcom (or with Brocade that is assumed by Broadcom) that provides otherwise, any assumed unvested equity awards would be forfeited upon a termination of your employment with Broadcom.

Q:	Help me understand the process that will occur at close. How will Broadcom cash out my vested shares?

•	This is an all-cash transaction and as such Brocade shareholders will receive $12.75 for each share of Brocade stock, including shares acquired under the Brocade ESPP, shares acquired upon settlement of RSUs that previously vested, and shares acquired upon the exercise of options, in each case, prior to the closing of the transaction. Information about the process for obtaining payment for those Brocade shares will be provided at or shortly after the closing.

Q:	Will there be any type of trading suspension period or “black-out” to trade vested/owned Brocade stock prior to the close?

•	Normal trading restrictions (i.e. black-out periods) continue to apply. Brocade employees who are currently subject to quarterly trading restrictions beginning on the first day of the third month of each fiscal quarter and continuing until the second trading day after the quarterly earnings announcement will continue to be subject to those restrictions until the transaction closes.

•	Employees in possession of material non-public information about the Company and/or the acquisition cannot trade Brocade stock. To facilitate compliance with these restrictions, special trading black-out periods may be established for certain Brocade employees from time to time prior to closing. Employees who become subject to those restrictions will be notified by Stock Administration.

People Q&A | BIP

Q:	Regarding 1H BIP, what happens if the transaction closes before the end of Q2 – will my bonus be prorated?

•	We understand that this is an important question for you. At this time, the transaction is expected to close in 2H. Prorating bonus payout based on a transaction close date earlier than the beginning of 2H has not yet been determined.

Q:	Regarding 1H BIP, what happens if the transaction closes after the end of the second quarter but before the standard payment cycle on or around mid-June – will my bonus be paid early?

•	The agreement between Broadcom and Brocade enables Brocade to adopt and administer the FY17 BIP as it has done in the past, including setting bonus targets, bonus metrics and bonus goals in the ordinary course of business consistent with past practice. The agreement does not specifically address a scenario where the closing occurs between the end of 1H17 in April and when 1H17 BIP progress payments would typically be made in June. We expect this issue to be addressed when the formal BIP plan document is adopted. We will provide you with a more information as soon as it becomes available.

People Q&A | Severance

Q:	There are many uncertainties about severance for employees who do not become employed by Broadcom or by a buyer of the IP Networking business. What assurances do employees have that Brocade’s severance guidelines will be used?

•	Brocade employees who are not offered employment by Broadcom or a buyer of the IP Networking business will receive severance consistent with Brocade’s severance guidelines. Until the closing of the pending acquisition, Brocade remains an independent company and its severance guidelines and practices will remain in effect. Further, under Brocade’s agreement with Broadcom, Brocade’s severance guidelines will apply for employees of Brocade who are not offered employment with Broadcom or the buyer of the IP Networking business for up to one year from the date of the closing of the Transaction. In other words, severance will follow Brocade’s guidelines, not Broadcom’s. The details of an individual’s severance will generally vary based on service period, country of residence and role. That said, employees will receive a minimum of 3 months’ pay and may receive up to 12 months, in each case including any statutory notice pay.

Q:	How can I calculate my specific severance payment?

•	We have provided a range of a minimum of 3 months to a maximum of 12 months (which includes any statutory notice pay) to give employees globally a sense for the payments that would be paid. However, the details of an individual’s severance benefit will generally vary based on service period, country of residence and role. As we proceed towards closing and the future of the IP Networking business becomes clearer, we will try to be as specific as possible and with as much advance awareness as possible. We know it’s important for our colleagues to be able to plan for their financial security. However, we will not likely publish any more specific guidelines in these FAQs.

Q:	Can you provide an example of a severance calculation?

•	We understand the anxiety employees have about notification and severance packages that will be offered to Brocade employees who are not offered employment with Broadcom or the buyer of the IP Networking business. We have provided some general guidelines in this FAQ. To help clarify these guidelines, we have prepared four examples purely as an illustration. A reminder that any individual calculations will vary by country, service period and role,

•	Example 1: Individual Contributor in US

If you are an Individual Contributor with 2 year of service, you will receive 60 days’ notice or pay in lieu of notice plus 8 weeks of severance. (Total of 4 months’ pay)

•	Example 2: Manager in US

If you are a Manager with 7 years of service, you will receive 60 days’ notice or pay in lieu of notice plus 14 weeks of severance. (Total of 5.5 months’ pay)

•	Example 3: Individual Contributor in India

If you are an Individual Contributor with 1 year of service, you will receive 2 months’ notice period plus 1 month of severance pay. (Total of 3 months’ pay)

•	Example 4: Manager in India

If you are a Manager with 5 years of service, you will receive 2 months’ notice period plus 5 months of severance pay. Total of 7 months’ pay)

People Q&A | Other Programs

Q:	Are there any change to the US VTO program for 2017?

•	There is no foreseeable change to our US VTO program for 2017. You may proceed with your plans with management approval.

Q:	Are there any changes to the US December shutdown?

•	No, the US December shutdown is still in effect as announced.

Q:	Do we know whether or not the Ruckus Integration work will continue during the next 6-9 months, or will that work be put on hold, or perhaps even cancelled?

•	It remains important that Brocade operate as a single company and that we continue most if not all of the integration work, particularly the systems integration that occurred in early November. As previously communicated, the legal entity status of 11 selected countries was halted. Some work streams have been paused while specific assessments occur. But the essence of the integration moves forward as planned.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Participants in the Solicitation

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which was filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which Brocade refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Brocade’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of Brocade and Broadcom for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward- looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Brocade’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to Brocade’s business after completion of the proposed transaction; and (x) other risks described in Brocade’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Brocade does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Letter to Brocade Partners distributed on November 14, 2016 by Lloyd Carney and Selina Lo

Subject: Brocade’s commitment to supporting our partners

Dear XX,

As a valued Brocade channel partner, we are reaching out to reinforce Brocade’s ongoing commitment to supporting you, and Brocade IP Networking solutions, following the November 2 announcement of a definitive agreement under which Broadcom will acquire Brocade and subsequently divest our IP Networking business and services. Despite what you might be hearing from our competitors or other sources, we stand by this commitment to you.

Our first priority remains the relationships we’ve built with our partners and customers. Brocade and Broadcom are both confident that Brocade’s IP Networking business will remain a strong player in this market, delivering quality products and services to partners, wherever the new home of that business may be.

Brocade’s IP Networking business was built on the dedication and hard work of a team of innovative and talented employees and was recently bolstered by the acquisition of Ruckus. The combination has resulted in a new type of networking company for the digital age, one that delivers solutions from the data center to the wireless edge.

Brocade and Broadcom are working closely to find a buyer for the IP Networking business who will best position that business for its next phase of growth, and who will continue to invest in our strong portfolio and to sell and support our existing products and services. In the meantime, we remain an independent, public company through the close of the transaction. All existing contractual commitments remain in effect including warranty and support for Brocade products and services. Brocade channel programs, incentives and sales engagement continue as usual. We will be keeping you closely informed throughout this transition.

An updated FAQ document has added details on the Broadcom acquisition and on Brocade’s ongoing support for our partners and products. Please contact your Brocade account team with any further questions.

Thank you for being a truly valued partner. Know that both of us are personally fully committed to ensuring the smoothest possible transition for all our partners and hope we can count on your continued support.

Sincerely,

Lloyd Carney, CEO, Brocade

Selina Lo, CEO, Ruckus Wireless Business Unit Brocade

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed transaction, Brocade intends to file relevant materials with the SEC, including a proxy statement. Promptly after filing its definitive proxy statement, Brocade will mail the proxy statement to each Brocade stockholder entitled to vote at the special meeting relating to the transaction. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents filed by Brocade with the SEC in connection with the transaction (when they become available), may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Brocade and its directors and officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.